U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 2, 2003

Commission file number 0-14800

X-RITE, INCORPORATED
(Name of registrant as specified in its charter)

Michigan (State of Incorporation)	38-1737300 (I.R.S. Employer Identification No.)

3100 44th Street S.W., Grandville, Michigan 49418
(Address of principal executive offices)

(616) 534-7663
(Registrant's telephone number, including area code)

This Amendment No. 1 on Form 8-K/A is hereby filed with respect to certain financial statements and exhibits omitted from the Current Report on Form 8-K dated as of July 2, 2003 and filed with the Securities and Exchange Commission by X-Rite, Incorporated (collectively referred to as “X-Rite” or the “Company”) on July 2, 2003. Items 7 (a) and (b) “Financial Statements and Exhibits” is hereby amended and restated in its entirety to read as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      TABLE OF CONTENTS

      Report of Independent Auditors

      Audited Financial Statements
          BalanceSheets
         Statements of Shareholders Investment
         Statements of Operations
         Statements of Cash Flows
         Notes to Financial Statements

Report of Independent Auditors

To the Board of Directors
Monaco Systems, Inc.

We have audited the accompanying balance sheets of Monaco Systems, Inc. as of December 31, 2002 and 2001, and the related statements of operations, shareholders’ investment and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monaco Systems, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst and Young, LLP

August 12, 2003

MONACO SYSTEMS, INCORPORATED

BALANCE SHEETS

	December 31, 2002	December 31, 2001

ASSETS
Current assets:
Cash and cash equivalents	$ 17,538	$ 67,635
Accounts receivable, less allowance of
$43,000 in 2002 and $24,000 in 2001	951,062	367,316
Inventories	22,976	49,885
Other current assets	97,375	21,318

Total current assets	1,088,951	506,154
Property and equipment, net	48,745	40,923

	$1,137,696	$547,077

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
Accounts payable	$ 78,233	$ 52,886
Deferred revenue	30,243	46,575
Other current liabilities	43,708	22,900

Total current liabilities	152,184	122,361

Shareholders' investment:
Common stock, $0.01 par value - authorized 5,000,000 and
2,000,000 shares in 2002 and 2001, respectively: issued
and outstanding 1,499,000 shares	14,990	14,990
Additional paid-in capital	6,950	6,950
Retained earnings	963,572	402,776

Total shareholders investment	985,512	424,716

	$1,137,696	$547,077

See accompanying notes to financial statements.

MONACO SYSTEMS, INCORPORATED

STATEMENTS OF SHAREHOLDERS' INVESTMENT

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total

Balances at January 1, 2001	$ 14,990	$ 6,950	$513,853	$535,793
Net loss			(59,676)	(59,676)
Shareholder distributions			(51,401)	(51,401)

Balances at December 31, 2001	14,990	6,950	402,776	424,716
Net income			560,796	560,796

Balances at December 31, 2002	$ 14,990	$ 6,950	$963,572	$985,512

See accompanying notes to financial statements.

MONACO SYSTEMS, INCORPORATED

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2002	2001

Net sales	$4,274,712	$ 3,023,716
Cost of sales	910,872	601,842

Gross profit	3,363,840	2,421,874

Operating expenses:

General and administrative	996,145	836,493
Research and development	929,405	919,757
Selling and marketing	884,573	747,066

	2,810,123	2,503,316

Income (loss) from operations	553,717	(81,442)
Other income, net	7,079	21,766

Net income (loss)	$ 560,796	$ (59,676)

See accompanying notes to financial statements.

MONACO SYSTEMS, INCORPORATED

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2002	2001

OPERATING ACTIVITIES
Net income (loss)	$ 560,796	$(59,676)
Adjustments to reconcile net income (loss) to net cash (used in)
provided by operating activities:
Depreciation	23,098	4,015
Provision for doubtful accounts	42,529	24,237
Changes in current assets and liabilities:
Accounts receivable	(626,275)	158,298
Inventories	26,909	(46,057)
Other current assets	(76,057)	(18,167)
Accounts payable	25,347	30,606
Deferred revenue	(16,332)	(33,312)
Other current liabilities	20,808	(45,015)

Net cash (used in) provided by operating activities	(19,177)	14,929

INVESTING ACTIVITIES:
Capital expenditures	(30,920)	(44,754)

FINANCING ACTIVITIES:
Shareholder distributions		(51,401)

NET DECREASE IN CASH	(50,097)	(81,226)
CASH AT BEGINNING OF YEAR	67,635	148,861

CASH AT END OF YEAR	$ 17,538	$ 67,635

See accompanying notes to financial statements.

Monaco Systems, Incorporated.

Notes to Financial Statements

December 31, 2002

Note 1. Company and Other Information

Monaco Systems, Inc. (the “Company”) develops, markets, licenses and supports computer software products and provides related services. The Company conveys the rights to use the software products to customers under perpetual license agreements and conveys the rights to product support and enhancements in annual maintenance agreements. The Company’s products are marketed nationally toward the digital imaging and photo industries.

Note 2. Summary of Significant Accounting Policies

Accounts Receivable Allowances

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Accounts receivable allowances are based on known customer exposures, historical credit experience, and the specific identification of potentially uncollectible accounts. An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential losses.

Inventories

Inventories are stated at the lower of cost, determined on a first-in first out basis, or market. All inventories are finished goods.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets. Estimated depreciable lives for furniture and office equipment is 3 to 5 years and software is 1 year.

Advertising Costs

Advertising costs are charged to operations in the period incurred and totaled $28,916 and $41,545 in 2002 and 2001, respectively.

Income Taxes

The Company has elected to be taxed under the regulations of subchapter S of the Internal Revenue Code and applicable state statutes. Under this election, the income of the Company flows through to the shareholders to be taxed at the individual level rather than the corporate level. Accordingly, the Company will not have a tax liability (with limited exceptions) as long as the election is in effect.

Shipping and Handling Costs

Shipping and handling costs that are charged to and reimbursed by the customer are recognized as revenue, and the related expenses incurred by the Company are recorded as cost of sales in the statements of operations.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Monaco Systems, Incorporated

Notes to Financial Statements (continued)

December 31, 2002

Note 2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company enters into contracts with customers to sell application software, services such as training and post-contract support and maintenance (PCS). The Company recognizes revenue for contracts with multiple element software arrangements in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended.

For contracts that include customization or modification of the software, or where software services are otherwise considered essential, revenue is recognized using contract accounting. Revenue from these contracts is recognized using the percentage-of-completion method with progress-to-completion measured primarily on labor hours incurred. Revenue earned is based on the progress-to-completion percentage after giving effect to the most recent estimates of total cost. The majority of these contracts are less than 2 months in length.

Certain of the Company’s software contracts involve “off-the-shelf” software and services that are not considered essential to the functionality of the software. For these contracts, software revenue is recognized when installation has occurred, customer acceptance is reasonably assured, the sales price represents an enforceable claim and is probable of collection and the remaining services such as training and installation are considered nominal. Fees allocable to services under these arrangements are recognized as revenue as the services are performed.

PCS is primarily telephone support. These support fees are typically billed in advance on an annual basis and are recognized as revenue ratably over the related contract period.

Deferred revenue, as reflected in the accompanying balance sheets, includes PCS and services that have been billed to the customer in advance of performance as well as advanced payments from customers for royalties.

The Company’s products typically contain a 15 day right of return. At December 31, 2002 and 2001, the Company determined that a reserve for returns and allowances was not warranted.

Stock Options

The Company follows Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its employee stock options. The Company applies the disclosure-only provisions of the fair value method described in Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-based Compensation.

Pro forma information regarding net income is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock option awards using the fair value method. The fair value of these awards was estimated at the date of grant using the minimum value option-pricing model.

The minimum value option-pricing model requires input of highly subjective assumptions. Because the Company’s stock options have characteristics significantly different from traded options and the input assumptions can materially affect the estimate of fair value, in management’s opinion, the minimum value option-pricing model does not necessarily provide a reliable measure of the fair value of its stock options.

For purposes of pro forma disclosures, the estimated fair value of stock options is amortized to expense over the related vesting period of the options. The Company’s net income would have been approximately $2,200 and $1,500 lower in 2002 and 2001, respectively, if the fair value method required by SFAS No. 123 was utilized.

Monaco Systems, Inc.

Notes to Financial Statements (continued)

December 31, 2002

Note 2. Summary of Significant Accounting Policies (continued)

Stock Options (continued)

The weighted-average fair value of all options is estimated on the date of grant using the Black-Scholes model with the following assumptions:

	Year ended December 31
	2002	2001

Expected life	10 years	10 years
Expected dividend yield	-	-
Risk-free interest rate	5.07%	5.22%

Note 3. Property and Equipment

Property and equipment consisted of the following:

	December 31
	2002	2001

Furniture and office equipment	$ 81,492	$ 61,122
Software	10,550

	92,042	61,122
Less accumulated depreciation	(43,297)	(20,199)

Property and equipment, net	$ 48,745	$ 40,923

Note 4. Commitments and Contingencies

The Company leases office space, a vehicle and equipment. Rent expense amounted to $148,855 and $100,048 for the years ended 2002 and 2001, respectively. The future minimum payments under noncancelable lease agreements as of December 31, 2002 are as follows: 2003 — $146,000 and 2004 — $127,000.

The Company has entered into a number of royalty agreements for technology included in its products. Royalty fees are calculated as a percentage of units sold and are included in cost of sales. Royalty expense amounted to $38,654 and $28,429 for the years ended December 31, 2002 and 2001, respectively.

In the normal course of business, the Company is a party in various claims and legal actions. The Company’s management believes the outcome of any pending actions will not have a material adverse effect on the Company’s financial statements.

Monaco Systems, Inc.

Notes to Financial Statements (continued)

December 31, 2002

Note 5. Shareholders’ Equity and Stock-based Compensation

In June 2002, the Company increased by shareholder vote the number of shares of authorized common stock from 1,450,000 voting common shares and 550,000 non-voting common shares to 3,450,000 voting common shares and 1,550,000 non-voting common shares. There were 50,000 shares of non-voting common stock outstanding at December 31, 2002 and 2001.

Pursuant to the Company’s 1997 Stock Option Plan (the Plan), the Company may grant stock options for up to 549,000 shares of common stock to directors, officers, employees and consultants. Of the authorized shares under the Plan at December 31, 2002, 214,145 options were outstanding and 283,355 options were available for future grants. The exercise price of each option is determined on the date of grant by the Company’s Board of Directors, and the option’s maximum term is 10 years. Options are granted throughout the year and generally vest over a period of 5 years. The weighted average grant date fair value of options granted during the year was $.40 and $.06 for 2002 and 2001, respectively.

Stock option activity is summarized as follows:

	Number of Options	Weighted Average Exercise Price

Outstanding at January 1, 2001	150,000	$ 0.08
Granted	54,145	0.15

Outstanding at December 31, 2001	204,145	$ 0.10

Granted	10,000	$ 1.00

Outstanding at December 31, 2002	214,145	$ 0.14

The following table summarizes information about stock options outstanding at December 31, 2002:

Exercise Price	Shares	Outstanding Average Life (Years)	Average Exercise Price	Exercisable Shares	Average Exercise Price

$ 0.05	100,000	4.56	$ 0.05	100,000	$ 0.05
0.15	104,145	6.54	0.15	71,658	0.15
1.00	10,000	9.00	1.00	2,000	1.00

	214,145	5.73	$ 0.14	173,658.10

Monaco Systems, Inc.

Notes to Financial Statements (continued)

December 31, 2002

Note 6. Defined Contribution Plan

The Company maintains a 401(k) retirement savings plan for the benefit of substantially all full time employees. Investment decisions are made by individual employees. The Company may make discretionary contributions on an annual basis which are allocated to employees proportionally based on their respective compensation. The Company’s discretionary contribution was $21,895 and $16,388 in 2002 and 2001, respectively.

Note 7. Subsequent Events

Effective July 1, 2003, substantially all of the assets of the Company, including inventory, equipment, accounts receivable, intellectual property, contract rights and all other tangible and intangible property and property rights employed in the conduct of the of its business, were acquired by X-Rite, Incorporated (X-Rite). The consideration paid by X-Rite for those assets was comprised of: (a) approximately $7,300,000 cash (a portion of which was paid into escrow and subject to certain set off rights of X-Rite and a portion of which does not become payable until July of 2005 and is subject to forfeiture and to certain set off rights of X-Rite); (b) $3,250,000 worth of X-Rite’s common stock based on an average of its stock price ( a portion of which will not be delivered to the Company until January of 2005 and all of which will be subject to forfeiture and to certain set off rights of X-Rite); and (c) the limited assumption by X-Rite of certain contractual and other obligations.

(B) PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated income statements for the six months ended June 28, 2003 and for the year ended December 28, 2002 illustrates the effect of the acquisition of Monaco Systems, Inc. as if the transaction had been completed on December 30, 2001. The following unaudited pro forma combined balance sheet as of June 28, 2003 illustrates the effect of the acquisition of Monaco Systems, Inc. as if the transaction had been completed on that date. The pro forma information is based on the historical financial statements of Monaco Systems, Inc. and X-Rite, Incorporated, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial information.

The pro forma condensed consolidated financial information has been prepared by the Company’s management based upon the financial statements of Monaco Systems, Inc. included elsewhere herein. This pro forma information may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma information should be read in conjunction with the audited financial statements and notes thereto of Monaco Systems, Inc. contained elsewhere herein and the consolidated financial statements and notes thereto of X-Rite, Incorporated included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2002.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on preliminary estimates which may change as additional information is obtained.

The total purchase price per the asset acquisition agreement of $10,550,000 includes an immediate cash payment of $6,550,000 and X-Rite common stock valued at $2,500,000. In addition, based on the valuation approach used to determine the purchase price, the seller is also eligible for contingent payouts of $750,000 in cash and $750,000 of X-Rite common stock. These payouts are contingent upon the seller’s continued employment with the Company to certain future dates. The final purchase price will be adjusted by a net worth calculation which has been preliminarily determined to be $400,000. Total acquisition related costs of $414,000 were incurred as a result of this transaction and have been included in the determination of purchase price. These costs were for investment banking, accounting, and legal services.

For purposes of the pro forma financial information, the following table presents the assumptions used. (in thousands)

Total Consideration at date of acquisition:
Fair Value of X-Rite common stock issued	$2,500
Cash Payment	6,550
Estimated Acquisition Related Costs	414
Estimated Net Worth Adjustment	400

$9,864

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Monaco Systems, Inc. and is for illustrative purposes only. This allocation is preliminary and based on Monaco System’s Inc. assets and liabilities as of June 29, 2003. (in thousands)

Net tangible assets acquired		718
Other Acquired Intangible Assets
Customer relationships	2,087
Trademarks and trade names	875
Technology and patents	483
Covenants not to compete	311

Subtotal		3,756
Goodwill		5,390

		$9,864

Amortization of other intangible assets has been provided over the following estimated useful lives: technology and patents – five years; trademarks and tradenames – fifteen years; customer relationships – fifteen years; covenants not to compete – five years.

CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
June 28, 2003
(UNAUDITED) (in thousands)

	X-Rite Incorporated	Monaco Systems Inc	Pro Forma Adjustments		Pro Forma Condensed Combined

ASSETS

CURRENT ASSETS

Cash and short-term investments.	$ 13,643	$ 47	$ (6,550)	(A)	$ 7,140

Accounts receivable, net	19,093	790			19,883

Inventories	15,050	172			15,222

Deferred tax asset	1,566				1,566

Prepaid and other current assets	1,750	1	(154)	(B)	1,597

	51,102	1,010	(6,704)		45,408
PROPERTY AND EQUIPMENT, NET	21,238	59			21,297

OTHER ASSETS:

Intangible Assets			3,756	(A)	3,756

Goodwill			5,390	(A)	5,390

OTHER NONCURRENT ASSETS	33,605	33,605

	105,945	1,069	2,442		109,456

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts Payable	2,982	234	260	(B)

			400	(A)	3,876

Other current liabilities	8,035	117			8,152

Total Current Liabilities	11,017	351	660		12,028

TEMPORARY SHAREHOLDERS' INVESTMENT	34,200				34,200

PERMANENT SHAREHOLDERS' INVESTMENT	60,728	718	25	(A)

			2,475	(A)

			(718)	(C)	63,216

	$105,945	$ 1,069	$2,442		$109,456

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 28, 2003
(UNAUDITED) (in thousands except share and per share data)

	X-Rite Incorporated	Monaco Systems Inc	Pro Forma Adjustments		Pro Forma Condensed Combined

Net Sales	$ 51,822	$ 3,269	$ (486)	(D)	$ 54,605

Cost of sales			187	(E)
	18,955	795	(486)	(D)	19,451

Gross Profit	32,867	2,474	(187)		35,154

Selling, General & Administrative Expenses
	28,744	1,442	178	(F)	30,364

Operating income	4,123	1,032	(365)		4,790

Other income	102	6			108

Income before income taxes	4,225	1,038	(365)		4,898

Income Taxes			363	(G)
	1,252		(128)	(H)	1,487

Net income	$ 2,973	$ 1,038	$ (600)		$ 3,411

Earnings per share
Basic	$0.15				$0.17
Diluted	$0.15				$0.16

Weighted Average Shares Outstanding
Basic	20,240,703				20,493,484
Diluted	20,502,762				20,755,543

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 28, 2002
(UNAUDITED) (in thousands except share and per share data)

	X-Rite Incorporated	Monaco Systems Inc	Pro Forma Adjustments		Pro Forma Condensed Combined

Net Sales	$ 98,468	$ 4,275	$ (429)	(D)	$ 102,314

Cost of sales			78	(E)
	36,899	911	(429)	(D)	37,459

Gross Profit	61,569	3,364	(78)		64,855

Selling, General & Administrative Expenses	55,138	2,810	356	(F)	58,304

Operating income	6,431	554	(434)		6,553

Other income (expense)	(7,204)	7			(7,197)

Income (loss) before income taxes	(773)	561	(434)		(644)

Income Taxes			196	(G)
	1,021		(152)	(H)	1,065

Net Income (loss)	$ (1,794)	$ 561	$ (478)		$ (1,711)

Loss per share
Basic and Diluted	$ (0.09)				$ (0.08)

Weighted Average Shares Outstanding
Basic and Diluted	20,211,200				20,463,981

Note: The Company incurred a loss in 2002 on a pro-forma basis; therefore potentially dilutive shares are not included in the loss per share calculations because to do so would have an anti-dilutive effect on loss per share.

Note 1. Pro Forma Adjustments

The following is a description of each of the pro forma adjustments

(A)	To record asset purchase as of June 28, 2003

(B)	To reclassify acquisition costs paid from prepaid expense to goodwill (154) and to record estimate remaining acquisition costs (260).

(C)	To eliminate Monaco Systems historical equity as of June 28, 2003

(D)	To eliminate inter-company sales between Monaco Systems, Inc. and X-Rite Inc.

(E)	Eliminate inter-company profit in ending inventory

(F)	Record amortization expense of intangible assets acquired as part of acquisition

(G)

Record income tax expense for Monaco Systems, Inc. at 35 percent tax rate. Previously, the Company had elected to be tax under the regulations of subchapter S of the Internal Revenue Code and applicable state statutes.

(H)	To record income tax benefit associated with pro-forma adjustments at 35 percent tax rate

(C) EXHIBITS

Exhibit

Number          Description

     23                Consent of Ernst and Young, LLP

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

X-Rite, Incorporated

Date: September 15, 2003	/s/ Mary Chowning

Mary Chowning Vice President and Chief Financial Officer

Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the X-Rite, Incorporated and subsidiaries Registration Statements (Form S-8 File Numbers 33-29288, 33-29290, 33-82258 and 33-82260) of our report dated August 12, 2003, with respect to the financial statements of Monaco Systems, Inc. for the year ended December 31, 2002 and 2001, included in this Current Report on Form 8-K/A.

/s/Ernst and Young LLP

Grand Rapids, Michigan
September 15, 2003